UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 6, 2016

P. H. Glatfelter Company
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	001-03560	23-0628360
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

96 S. George Street, Suite 520, York, Pennsylvania		17401
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	717 225 4711

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 6, 2016, P. H. Glatfelter Company (the "Company"), issued a press release announcing the Company’s Board of Directors appointed John P. Jacunski, Executive Vice President and Chief Financial Officer, to serve as the Business Unit President, Specialty Papers in addition to his current role. In connection with Mr. Jacunski’s expanded responsibilities, his annual base salary will increase from $503,833 to $529,024, and he will receive an additional monthly base salary stipend of $10,000 for his role as Business Unit President, Specialty Papers. Mr. Jacunski will also receive a one-time award of Restricted Stock Units ("RSUs") made pursuant to the Company’s Amended and Restated Long-Term Incentive Plan. The award provides that 100% of the RSUs will vest on the fifth anniversary of the award assuming Mr. Jacunski remains an employee of the Company through April 6, 2021. Mr. Jacunski does not have an employment agreement.

A copy of the press release is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is filed herewith:

99.1 - Copy of press release dated April 6, 2016, announcing the appointment of John P. Jacunski, Executive Vice President and Chief Financial Officer, to additional responsibilities as Business Unit President, Specialty Papers.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

P. H. Glatfelter Company

April 6, 2016	By:	/s/ Kent K. Matsumoto

Name: Kent K. Matsumoto
Title: Vice President, General Counsel and Corporate Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Copy of the press release dated April 6, 2016, announcing the appointment of John P. Jacunski, Executive Vice President and Chief Financial Officer, to additional responsibilities as Business Unit President, Specialty Papers